UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2019

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 26, 2019, Superior Industries International, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the results of the Company’s annual meeting of stockholders, which was held on April 23, 2019 (the “Annual Meeting”). The numbers reported in the Original 8-K were prepared by Broadridge Financial Solutions, Inc., who served as the inspector of elections (the “Inspector”) at the Annual Meeting. On July 22, 2019, the Inspector notified the Company of an error in its original calculation of the votes “for” Francisco S. Uranga and provided the Company with a corrected number, which is reflected below. While the specific number of votes “for” Francisco S. Uranga has changed, this change did not affect the results for his election. All other vote counts remain the same.

Proposal One: Election of Directors

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Bruynesteyn	21,339,860	3,376,781	3,958,359
Richard J. Giromini	21,585,812	3,130,829	3,958,359
Paul J. Humphries	21,271,295	3,445,346	3,958,359
Ransom A. Langford	21,200,584	3,516,057	3,958,359
James S. McElya	21,057,509	3,659,132	3,958,359
Timothy C. McQuay	21,397,542	3,319,099	3,958,359
Ellen B. Richstone	21,414,101	3,302,540	3,958,359
Francisco S. Uranga	20,920,167	3,796,474	3,958,359

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
15,282,179	7,077,156	2,357,306	3,958,359

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
26,954,745	1,709,001	11,254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: July 26, 2019	/s/ Matti Masanovich
Matti Masanovich
Executive Vice President and Chief Financial Officer